INTERNATIONAL DISTRIBUTION AGREEMENT
                       (LOCALIZATION/REPRODUCTION RIGHTS)

                            SCHOOL ZONE INTERACTIVE

MULTI MEDIA ZONE, INC, a Michigan              STAR E. MEDIA CORP., a California
corporation, doing business as                 corporation
SCHOOL ZONE INTERACTIVE

1819 Industrial Drive                          27171 Burbank
Grand Haven, Michigan 49417                    Foothill Ranch, CA 92610

("School Zone")                                ("Publisher")

Attention: Barb Peacock                         Attention: E.G. Abbadessa
Telephone No.: (616) 846-5030                   Telephone No.: (949)581-9477
Fax No.: (616) 846-6181                         Fax No.: (949)581-9957
E-mail Address: Barbp@Schoolzone.com            E-mail Address:
                --------------------                           ---------------

     School Zone is in the business of developing interactive CD-ROM products and related workbooks, including the Product (as hereinafter defined). Publisher is in the business of localizing and distributing CD-ROM products and wishes to obtain, and School Zone is willing to grant to Publisher, the limited right to develop a Licensed Product (as hereinafter defined) and to reproduce, sell market and distribute the Licensed Product on the terms and conditions set forth in this Agreement. Publisher assures School Zone that it has the facilities, personnel and expertise necessary to develop, reproduce, sell, market and distribute the Licensed Product in the Territory.



     School  Zone  and  Publisher  agree  as  follows:

1.   DEFINITIONS.  As used in this Agreement:

     1.1  "Product(s)"  means  the  interactive  CD-ROM  products   and  related
          workbooks of School Zone specified on the attached Schedule A, together with additional titles of similar items developed by School Zone during the Term of this Agreement. The first four (4) titles on the list are subject to the special provisions of paragraph 6..

     1.2 "Licensed Product(s)" means the localized versions of the Product developed by Publisher in the Spanish and Arabic languages.

     1.3  "Territory" means the world.

     1.4 "Trademarks" means the trademark SCHOOL ZONE INTERACTIVE and logo and any other trademarks used by School Zone to identify its Products during the term of this Agreement.


2.   License Grants.

     2.1  Grants. Except as limited under subparagraph 2.2, School Zone  grants
          ------
          to Publisher the exclusive right and license to (a) develop localized versions of the Products in Spanish and Arabic, and (b) reproduce, market and sell the Licensed Products throughout the world.

     2.2  Limitations.  School  Zone  reserves  the  exclusive right to sell the
          -----------
          Licensed Products to the markets listed on attached Schedule B. School Zone shall have no obligation to pay royalties to Publisher for sales of Licensed Products to School Zone's reserved markets. School Zone shall pay all of its own costs for replication of the Licensed Products. Publisher's rights to the School Zone workbooks are limited to sales of combined CD-ROM/workbook units; School Zone reserves the right to sell workbooks in Spanish and Arabic throughout the world when not combined with a CD-ROM.

     2.3  Retention  of  Rights.  School  Zone  retains all rights not expressly
          ---------------------
          granted  to  Publisher.


3. Distributors/Sales Representatives Subject to School Zone's prior approval for each appointment, which approval School Zone shall not unreasonable withhold, Publisher shall have the right to appoint local subdistributors ("Subdistributors") and sales representatives ("Sales Representatives") in the Territory to effect the sale and distribution of the Licensed Product in accordance with the following provisions:.

     3.1  Written  Agreements.  Publisher  shall  enter into a written agreement
          -------------------
          with each Subdistributor and Sales Representative that conforms in all respects to the terms of this Agreement. The written agreement shall
          (a) not extend beyond the Term of this Agreement; (b) provide for an automatic termination in the event termination of this Agreement; ( c ) provide that School Zone is a third party beneficiary of that agreement; and (d) provide that in the event of any inconsistency between the terms of this Agreement and that agreement, the provisions of this Agreement shall govern.

     3.2  Guarantee. Publisher guarantees the performance of each Subdistributor
          ---------
          and  Sales  Representative.

4.   Procedure  for Developing Licensed Products. School Zone and Publisher will
     -------------------------------------------
     develop the Licensed Products in cooperation with each other. The following provisions will govern that development:.

     4.1  Initial Materials. Upon execution of this Agreement, School zone shall
          -----------------
          provide to Publisher a Licensing Manual and a Technical Specifications Guide for use with Licensed Products.

     4.2  Localization  Manuals.  At  the  time  each  Product  title  is  to be
          ---------------------
          developed, School Zone shall provide to Publisher a Localization Manual for the title containing (a) the media for the workbook; (b) media for the CD-ROM package design, label, jewel case tray, and liners; and ( c ) the engineering code for the Product applications.

     4.3  Scheduling and Coordination. Attached as Schedule C is a timetable and
          ---------------------------
          task assignment for development of the Licensed Product. Should School Zone remain in material breach of its obligations under Schedule C following ten (10) days written notice of breach, the Term of this Agreement shall, at Publisher's option, be extended for a period equal to the delay. Should Publisher remain in material breach of its obigations under Schedule C following thirty (30) days written notice of breach, School Zone may terminate this Agreement. Schedule C may be amended from time to time by written agreement.

     4.4  Mininum  Number of Titles. Publisher is obligated to develop a minimum
          -------------------------
          of twenty-five (25) titles of the Product during the Term. Any titles in addition to the required minimum shall be at Publisher's option.

     4.5  School  Zone  Review.  Each  Licensed  Product  manufactured,  sold or
          --------------------
          otherwise disposed of by Publisher shall be of a quality specified by School Zone. Within ten (10) business days after receiving the Gold Master from Publisher, unless Schedule C otherwise provides, School Zone shall complete its initial quality control review to determine that the Licensed Product (a) operates properly, (b) conforms to the requirements of this Agreement, and ( c ) satisfies requirements other software and hardware providers impose on School Zone.

     4.6  Final  Approval.  Publisher  shall as expeditiously as possible remedy
          ---------------
          any defects in the Gold Master identified by School Zone and resubmit the revised Gold Master for final approval. The parties shall assist each other's performance to achieve final approval. School Zone and Publisher shall retain approved samples of each Licensed Product as the performance standard for later manufacture of the same title.


     4.7  No Modifications. Publisher shall not alter in any manner the Licensed
          ----------------
          Product approved by School Zone pursuant to subparagraph 4.6 except with the consent of School Zone.

     4.8  Sale  of  Unapproved  Items.  Publisher  shall  not  sell or otherwise
          ---------------------------
          dispose of any Licensed Product that has not been approved by School Zone,

     4.9  Meetings  and  Consultation.  The  parties  will  make their personnel
          ---------------------------
          available to each other for consultation to support performance of this Agreement. Each party will be responsible for any travel expenses incurred by its own personnel.

     4.10 Samples.  From time to time and upon request by School Zone, Publisher
          -------
          shall submit representative samples of currently distributed Licensed Products. School Zone shall promptly notify Publisher if any additional sample does not meet the quality of the approved initial samples and Publisher shall immediately address all objections of School Zone.

     4.11 Improvements.  School   Zone   shall   share   with   Publisher,   for
          ------------
          incorporation into the Licensed Products, improvements made by School Zone in the Products during the Term.


5.   Royalty Payments.

     5.1  Lump  Sum  Royalty  Payments.  Within  six  (6) months following final
          ----------------------------
          approval under subparagraph 4.6, Publisher will pay a lump sum royalty of Two Thousand Five Hundred Dollars ($2,500) for the approved title in each language. Any earned royalties for such title paid by Publisher during the first six (6) months following approval shall be credited against the lump sm royalty, and the amount of the lump sum still remaining shall be treated as advance payment of future earned royalties.

     5.2  Earned  Royalties..  Publisher  shall  make royalty payments to School
          -----------------
          Zone for each Licensed Product sold or otherwise disposed of by Publisher and any Subdistributor and Sale Representative in the greater of: (a) twenty percent [20%] of the gross selling price for each unit, and (b) seventy-five cents ($.75) per CD-ROM and Ten Cents [$.10] per work book. These royalty payments shall be due and payable quarterly within thirty (30) days after March 31, June 30, September 30, and December 31 of each year. The term "gross selling price" means the total amount invoiced by Publisher (or its Subdistributors and Sales Representatives) to customers, less sales and use taxes, duties, and actual transportation costs. Where competitive or other market conditions require, for the mutual benefit of both parties, Publisher and School Zone will negotiate in good faith for modification of the royalty structure on a case-by-case basis.

     5.3  Minimum  royalties.  Publisher  shall  pay  School Zone minimum annual
          ------------------
          royalties. For each title of the Licensed Product in each language, the period measuring the annual obligation shall begin on the date final approval is given under subparagraph 4.6. For the first year, minimum royalties for each title shall be Thirteen Thousand Six Hundred Dollars ($13,600) for the Spanish right and Six Thousand Eight Hundred Dollars ($6,800) for the Arabic rights. For subsequent years, minimum royalties for each title shall be Six Thousand Eight Hundred dollars ($6,800) for the Spanish rights and Three Thousand Four
          Hundred Dollars ($3,400) for the Arabic rights. If this Agreement terminates on a date other than the anniversary date for final approval of a given title, the amount of the minimum royalty shall be prorated on a per diem basis. Lump sum royalties under subparagraph
          5.1 and earned royalties under subparagraph 5.2 shall be credited against Publisher's minimum royalty obligations.

     5.4  Interest  on  Delinquent  Payments.  All royalties due will accumulate
          ----------------------------------
          interest at the rate of eighteen percent (18%) per annum compounded daily from the date on which such royalties are due.

     5.5  U.S.  Currency. All royalty payments shall be made in U.S. currency as
          --------------
          determined on the basis of the rate of exchange published by the International Monetary Fund in effect on the date payment is due, or, if payment is delayed, on (a) the date such payment is due, or (b) the date payment is actually made, whichever rate results in a higher dollar payment.

     5.6  Reports.  Publisher  shall  submit  to School Zone a quarterly written
          -------
          report which shall accompany the royalty payment described in paragraph 5.2. The written report shall set forth the number of all Licensed Products sold or otherwise disposed of by Publisher and any Subdistributor and Sales Representative, and such other information as School Zone may from time to time reasonably request.

     5.7  Duties.  Publisher  shall  have  sole  responsibility  for collecting,
          ------
          reporting and paying any and all taxes, customs import and remittance duties or assessments arising or in any way related to the activities contemplated under this Agreement.

6. Prior Contract..The parties had earlier entered into a prior contract dated April 25, 2001, covering much of the same subject matter. This present Agreement cancels and supercedes the prior contract. In performing the prior contract, School Zone had furnished the codes and media for the first four (4) titles listed on Schedule A, and Publisher had paid Two Thousand Five Hundred Dollars ($2,500) advance royalty for each title in each language. Such payments will be treated as prepaid lump sum royalties for those titles under subparagraph 5.1.

7. Term. This Agreement shall be effective as of the date of execution by both parties and shall remain in effect until December 31, 2007, unless otherwise extended or terminated by agreement of the parties or by right of one party ("Term").

8.   Record Inspection and Audit.
     ---------------

     8.1  Books  and  Records.  Publisher  shall  keep,  and shall contractually
          -------------------
          obligate each Subdistributor and Sales Representative to keep, full, complete and accurate books and records relating to the manufacture and sales of the Licensed Product. Representative of School Zone may, upon ten (10) days prior writen notice, inspect, audit and make copies of such books and records during normal business hours.

     8.2  Inspection.  All books and records relative to Publisher's obligations
          ----------
          hereunder shall be maintained and made accessible to School Zone for inspection at least two (2) years after expiration or termination of this Agreement.

     8.3  Audit  Expense. If an audit discloses an understatement of any royalty
          --------------
          payment due, Publisher shall promptly pay School Zone the full amount of the understated amount. If the audit discloses an underpayment of 5 percent (5%) or more in the royalty amount due for any period or periods, Publisher shall reimburse School Zone for the cost of such audit.


9.   Warranties and Obligations.

     8.1  Authority to Contract. School Zone represents and warrants that it has
          ---------------------
          the right and power to enter into this Agreement and that there are no other agreements with any other party in conflict with such grant.

     8.2  Non-Infringement.  School  Zone represents and warrants that it has no
          ----------------
          knowledge that the Product infringes any valid copyright or other proprietary rights of any third party.

     8.3  Promotion.  Publisher  represents  and  warrants for itself, and shall
          ---------
          contractually obligate its Subdistributors and Sales Representatives, to use best efforts to promote, market, advertise, sell and distribute the License Product in the Territory. Publisher and its Subdistributors and Sales Representatives will be solely responsible for the expenses they incur in their performance.

10.  Product Markings.

     10.1 Intellectual  Property  Laws.. Publisher shall comply with the marking
          ----------------------------
          provisions of the intellectual property laws of the applicable countries in the Territory where it markets or sells the Licensed Products.

     10.2 Copyright  Notices.  Publisher  shall  mark  all  Licensed   Products,
          ------------------
          packaging and all advertising, promotional and display materials illustrating, utilizing or featuring the Licensed Products. Distribution shall also comply with copyright instructions supplied by School Zone.

     10.3 Trademarks.  School  Zone grants to Publisher, and Publisher agrees to
          ----------
          use, the Trademarks on all Licensed Products reproduced by Publisher. The Trademarks shall be conspicuous on all packaging, and all advertising, promotional or display materials illustrating, utilizing or featuring the Licensed Products and shall be in compliance with School Zone's guidelines on trademark usage. Publisher shall identify each Trademark with the designation "TM" or (copyright symbol) as specified by School Zone. Each Licensed Product shall contain a marking legend specified by School Zone stating that the Licensed Product is manufactured by Publisher under license from School Zone. Publisher shall not use the Trademarks on any other product except the Licensed Products. Publisher acknowledges School Zone's ownership of the Trademarks throughout the world and the validity of School Zone's registration thereof, and shall not dispute or put at issue such ownership or validity. Publisher shall not at any time apply for or obtain the registration of any Trademark in any country or do any other act which might in any way impair the rights of School Zone in and to the Trademarks. Upon request by School Zone, Publisher will sign all papers prepared at School Zone's expense and perform such other acts as may be necessary to establish Publisher as a registered user of the Trademarks or otherwise acknowledge School Zone's ownership thereof.


11. Advervising and Promotion. In order for Publisher to better promote the Licensed Product, School Zone shall provide Publisher at no charge the following:

     11.1  English  Version.  Information on the English version of the Product.
           ----------------

     11.2 Demonstration.  A  demonstration  of  each  of  the Product titles for
          -------------
          inclusion in Publisher's publications, promotional materials, and/or catalogs.

     11.3 Copies.  One  complete  copy  of  each  of the Product titles for each
          ------
          Subdistributor  and  Sales  Representative.

12. Notices. Any notice required to be given pursuant to this Agreement shall be in writing in the English language and mailed by certified or registered mail, return receipt requested, or delivered by a international express courier service.

13.  Intellectual Property Rights..

     13.1 Ownership.  Except as otherwise provided herein, School Zone shall own
          ---------
          all right, title, and interest, including all copyrights, in the Products and the Licensed Products and to any modifications or improvements made thereto, including the changes made in the Publisher's localization development. When furnishing Gold Masters for School Zone's approval or integration, Publisher shall include all codes. Publisher will not obtain any rights in the Product s a result of its responsibilities hereunder. Publisher acknowledges that School Zone shall own all right, title and interest to any translations, modifications, or improvements or other changes made by Publisher to the Product. The parties agree to execute any documents reasonably requested by the other to effect any of the above provisions.

     12.2 Exclusive  Rights.  Publisher  acknowledges  School  Zone's  exclusive
          -----------------
          rights in the Product and that the Product is unique and original to School Zone and that School Zone is the owner thereof. Unless otherwise permitted by law, neither Publisher nor any of its Subdistributors or Sales Representative shall, at any time during or after the effective Term of the Agreement, dispute or contest, directly or indirectly, School Zone's exclusive right and title to the Product or the validity thereof.

14.   Licensed Product Warranty

     14.1 No  Warranties.  School  Zone  makes no warranties with respect to the
          --------------
          Licensed Product except for non-infringement. School Zone does not extend to Publisher or any of its Subdistributors or Sales Representatives any other warranties, express or implied, and Publisher and its Subdistributors and Sales Representatives waive any and all claims to damages, excerpt those resulting from infringements that are the responsibility of School Zone.

     14.2 Disclaimer. SCHOOL ZONE DISCLAIMS ALL OTHER WARRANTIES AND CONDITIONS,
          ----------
          EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THOSE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE PRODUCTS ADN THE LICENSE PRODUCTS. IN NO EVENT SHALL SHCOOL ZONE BE LIABLE FOR DAMAGES, DIRECT OR INDIRECT, INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGES SUFFERED BY PUBLISHER, ANY SUBDISTRIBUTOR, SALES REPRESENTATIVES, END USER OR OTHER THIRD PARTY ARISING FROM THE MANUFACTURE, DESIGN, SALE, SHIPMENT, OR USE OF THE PRODUCTS OR THE LICENSED PRODUCTS.

     14.3 Liability.  Publisher  shall  indemnify  and hold School Zone harmless
          ---------
          from all damages and expenses resulting from any representations or warranties made by it or its Subdistributors or Sales Representatives without the approval of School Zone in advertising, brochures, manuals, or by their agents, employees, or representatives, whether in writing or orally with respect to each Licensed Product.

15.   Confidentiality.

     15.1 Obligation.  Publisher  and School Zone may have occasion to review or
          ----------
          receive information that is considered by the other party to be confidential or proprietary (the "Confidential Information"). Both during the term of this Agreement and thereafter, the parties agree to maintain in confidence each other's Confidential Information unless or until:

          15.1.1 It shall have been made public by an act or omission of a party other than itself; or

          15.1.2    The  party  receives  such  Confidential   Information  from
                    an  unrelated  third  party  on  a  nonconfidential  basis.

     15.2 Reasonable  Precautions.  Publisher  and  School  Zone  shall use  all
          -----------------------
          reasonable precautions to ensure that the other party's Confidential Information is properly protected and kept from unauthorized persons or disclosure.

     15.3 Prohibitions.  The parties will not, without first obtaining the prior
          ------------
          written  permission  of  the  other,  do  any  of  the  following:

          15.3.1 Directly or indirectly utilize such Confidential Information in its own business;

          15.3.2 Manufacture and/or sell any product that is based in whole or in part on the other party's Confidential Information; or

          15.3.3    Disclose  the  other  party's   Confidential  Information to
                    any  third  party.

     15.4 Subdistributors/Sales  Representatives.  Publisher  shall have each of
          --------------------------------------
          its Subdistributors and Sales Representatives agree to be bound by the provisions of this paragraph.

16.   Compliance With Local Laws.

     16.1 Laws.  Publisher shall comply with all applicable laws and regulations
          ----
          in the portions of the Territory where Publisher markets or sells the Licensed Products.

     16.2 Assistance.  Publisher  shall  cooperate  to  assist  School  Zone  in
          ----------
          complying with all U.S. laws and laws of each country in the Territory, including but not limited to, all U.S. laws and regulations relating to the control of exports, the transfer of technology, and the Foreign Corrupt Practices Act.

17   Termination.

     17.1 Additional  Rights. The termination rights set forth in this paragraph
          ------------------
          17 are in addition to the termination rights that may be provided else where in this Agreement.

     17.2 By  School  Zone.  School  Zone shall have the right to terminate this
          ----------------
          Agreement by giving written notice to Publisher in the event the Publisher does any of the following:

          17.2.1 Files a petition in bankruptcy or is adjudicated bankrupt or insolvent, or makes an assignment for the benefit of creditors, or an arrangement pursuant to any bankruptcy law, or if Publisher discontinues or dissolves its business, or if a receiver is appointed for Publisher or for Publisher's business and such receivership is not discharged within ninety (90) days;

          17.2.2 Engages in any illegal, unfair, or deceptive business practices or unethical conduct which impairs Publisher's ability to carry out its obligations or threatens to impair School Zone's goodwill in its Trademarks, the Products, or the Licensed Products.

          17.2.3    Appoints   a  Subdistributor  or  Sales  Representative  not
                    approved  by  School  Zone;  or

          17.2.6 Commits any other breach of this Agreement, and Publisher fails, within thirty (30) days following written notice of the breach from School Zone, to either cure the breach or to give School Zone all the reasonable assurances School Zone requires to ameliorate a noncurable breach or prevent its recurrence.

     17.3 By  Publisher.  Publisher  shall  have  the  right  to  terminate this
          -------------
          Agreement by written notice if School Zone commits any breach of this Agreement, and School Zone fails, within thirty (30) days following written notice of the breach from Publisher, to either cure the breach or to give Publisher all the reasonable assurances Publisher requires to ameliorate a non-curable breach or prevent its recurrence.

18.  Post-Termination  Rights  and  Obligations.  The   following   rights   and
     obligations shall continue or arise incident to expiration of the Term or termination of this Agreement.

     18.1 Inventory  Schedule.  Not  less  than  ninety  (90)  days prior to the
          -------------------
          expiration of the Term, or within ten (10) days following earlier termination, Publisher shall provide School Zone with a complete inventory of Licensed Products then on hand (the "Inventory").

     18.2 Cessation  of  Activities. Publisher and its Subdistributors and Sales
          -------------------------
          Representatives shall immediately cease the manufacture, sale and distribution of the Licensed Product.

     18.3 School  Zone's  Purchase of Inventory. School Zone and Publisher shall
          ------------------------------------
          negotiate in good faith for School Zone's purchase of the remaining Inventory.

     18.4 Reversion  of  Rights.  All  rights  and licenses granted to Publisher
          ---------------------
          under  this  Agreement  shall  terminate  and  revert  to School Zone.

     18.5 Materials.  School  Zone may require that Publisher transmit to School
          ---------
          Zone,  at  no  cost,  all  material  relating to the Licensed Product.

     18.6 Survival  of  Obligations.  The  rights and obligations of the parties
          -------------------------
          shall survive with respect to payment of royalties, Confidential Information, Trademarks, copyrights, accounting, audits, inspections, warranties, and indemnification.

19.  Infringement.

     19.1 Right  to  Enforce. Publisher agrees to notify School Zone promptly in
          ------------------
          the event Publisher becomes aware of any infringements of the Product or Licensed Product. School Zone shall have the right, in its sole discretion, to prosecute lawsuits against third parties for infringement of School Zone's rights in the Product or Licensed Product. All costs and expenses associated with such lawsuits shall be borne by School Zone, which shall be entitled to any recovery received as a result thereof, whether by adjudication or settlement.

     19.2 Cooperation.  Publisher agrees to fully cooperate with School Zone and
          -----------
          its representatives in the prosecution of any such suit. School Zone shall reimburse Publisher for the expenses Publisher incurs as a result of such cooperation.

20.  Indemnity

     20.1 By  Publisher,  Publisher agrees to defend, indemnify, and hold School
          -------------
          Zone, and its officers, directors, agents, and employees, harmless against all costs, expenses, and losses ( including reasonable attorney fees and costs) incurred by School Zone through claims of third parties against School Zone arising out of (a) any breach by Publisher or any Subdistributor or Sales Representative of any of their obligations; and (b) the manufacture, sale, shipment, use or other disposition of the Licensed Product, except for infringements that are the responsibility of School Zone.

     20.2 By  School  Zone.  School  Zone  agrees to defend, indemnify, and hold
          ----------------
          Publisher, and its officers, directors, agents, and employees, harmless against all costs, expenses, and losses (including reasonable attorney fees and costs) incurred by Publisher through claims of third parties against Publisher arising out of any breach by School Zone of any of its obligations.

21.  Independent  Contractors.  The  parties'  performance  of  their duties and obligations under this Agreement are in a capacity as independent contractors. Nothing contained in this Agreement shall be construed as establishing a partnership, agency, or a joint venture relationship between Publisher and School Zone.

22. Governing Laws and Jurisdiction; Arbitration. This Agreement shall be governed by the laws of Michigan, USA. All disputes hereunder shall be resolved in the applicable state or federal courts of Michigan. The parties consent to the jurisdiction of such courts, agree to accept service of process by mail, and waive any jurisdictional or venue defenses otherwise available. Before initiating any court action, other than for injunctive relief, a party seeking relief shall first submit the dispute or claim to arbitration under the rules of the American Arbitration Association, with the site of arbitration in Grand Rapids, Michigan. Judgement on the award in any arbitration proceeding may be entered in any court of competent jurisdiction.

23. Agreement Binding on Successors. This Agreement shall be binding on and shall inure to the benefit of the parties hereto, and their heirs, administrators, successors, and assigns.

24. Waiver. No waiver by either party of any default shall be deemed as a waiver of any prior or subsequent default of the same or other provisions of this Agreement.

25. Severability. If any provision hereof is held valid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other provision, and such invalid provision shall be deemed to be severed from the Agreement, unless the enforcement of the Agreement as modified would be manifestly unjust.

26. Assignability. The license granted hereunder is personal to Publisher and may not be assigned by any act of Publisher or by operations of law except with the consent of School Zone.

27 Integration. This Agreement (including all Schedules) constitutes the entire understanding of the parties, is intended as a final expression of their agreement, and takes precedence over any other documents that may be in conflict. This Agreement may not be modified except in writing signed by both parties specifically referring to this Agreement.

28. Governmental Approvals. Publisher and School Zone shall assist each other in obtaining import licenses, export licenses, currency exchange approvals, customs approvals, visas and other governmental approvals and permits within the Territory that may be necessary to permit the same of the Licensed Product.

29 English Language Controls. This Agreement is entered into in the English language. In the event it is ever translated into another language and there is a dispute as to the meaning or interpretation of this Agreement as a result of the translation, the original English version shall control.

     IN WITNESS WHEREOF the parties hereto have signed this Agreement as of the date set forth below their respective signatures.

SCHOOL ZONE INTERACTIVE                         STAR E MEDIA CORPORATION


By: /s/ Jonathan Hoffman                        By:  /s/ E.G. Abbadessa
   -----------------------                         ----------------------
   Jonathan Hoffman                                   E.G. Aggadessa
   Its President                                      Its President

Date:      1/31/03                              Date:     3.14.03
      --------------------                           --------------------

                                  SCHEDULE A

                                   "Products"


TITLES ON                                                                         START TO
ORIGINAL                                                                WORKBOOK  READ BOOK
AGREEMENT  PRODUCT ID  PRODUCT NAME                                     NUMBER    NUMBER     UPC
---------  ----------  -----------------------------------------------  --------  ---------  ---------------

                       FLASH ACTION
                08021  Multiplication & Division                                             0-76645-08021-9
                08022  Addition & Subtraction                                                0-76645-08022-6
                08050  Alphabet Number 1-100                                                 0-76645-08050-9
                08049  Colors, Shapes & More                                                 0-76645-08049-3

                       ON-TRACK
X . . . .       08028  Same or Different Preschool                         02052             0-76645-08028-8
                08029  Does it Belong?  Preschool                          02059             0-76645-08029-5
                08030  Shapes Preschool                                    02063             0-76645-08030-1
X . . . .       08031  Beginning Sounds Preschool                          02054             0-76645-08031-8
X . . . .       08032  Math 2                                              02030             0-76645-08032-5
                08033  Math 3                                              02031             0-76645-08033-2
                08034  Transition Math K-1                                 02027             0-76645-08034-9
                08035  Spelling Puzzles 1                                  02016             0-76645-08035-6
X . . . .       08036  Reading Readiness K-1 Bk1                           02004             0-76645-08036-3
                08037  Thinking Skills Preschool                           02068             0-76645-08037-0
                08043  Math 1                                              02028             0-76645-08043-1
                08047  Alphabet K                                          02003             0-76645-08047-9
                08054  Multiplication & Division 3-4                       20034             0-76645-08054-7
                08057  Time, Money & Fractions 1-2                         02044             0-76645-08057-8
                08058  Vocabulary Puzzles 1                                02130             0-76645-08058-5
                       Beginning Reading K-1                                          06006
                08076  Jog, Frog, Jog/Nine Men Chase a Hen Reading K-1                06009  0-76645-08076-9
                       Beginning Reading 1-2                                          06028
                08077  A Different Tune/It's Magic Reading 1-2                        06029  0-76645-08077-6
                08064  Phonics 2-3                                         02008             0-76645-08064-6
                       Beginning Reading K-1                                          06007
                08074  Beep, Beep!/I want a Pet                                       06003  0-76645-08074-5
                       Beginning Reading 1-2                                          06018
                08075  The Big Race/Nicole Digs a Hole                                06026  0-76645-08075-2

                       PENCIL-PAL
                08080  Pencil-Pal Preschool                                                  0-76645-08080-6
                08081  Pencil-Pal Kindergarten                                               0-76645-08081-3
                08082  Pencil-Pal First Grade                                                0-76645-08082-0
                08083  Pencil-Pal Phonics                                                    0-76645-08083-7

                                   SCHEDULE B
                          School Zone Reserved Markets




I.  Schools and School Districts in the United States and Canada.

II.  The following primary customers:

              Best Buy                 Office Depot
              Costco                   Ross Stores
              CVS                      Sam's Club
              Discovery Toys           School Zone Publishing
              Fry's Electronics        Super Duper Publications
              Giant Foods              Target
              H.B. Fenn                Toys R Us
              K-Mart                   Walgreen's
              Lakeshore                Wal-Mart
              Meijer

III.  The customers listed on the CE-ROM in the pocket on the next page.